EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-260190 on Form S-8 and Registration Statements Nos. 333-237989 and 333-258201 on Form F-3 of SharpLink Gaming Ltd. (formerly Mer Telemanagement Solutions Ltd.) of our report dated May 16, 2022, of SharpLink Gaming Ltd., appearing in the Annual Report on Form 20-F of SharpLink Gaming Ltd. (formerly Mer Telemanagement Solutions Ltd.) for the year ended December 31, 2021.

/s/ RSM US LLP

Minneapolis, Minnesota

July 21, 2022